EXHIBIT A

     Pursuant to Rule 13d-l(f)(l)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out hereinbelow.

Dated: July 30, 1996
                              s/Bruce F. Failing, Jr.
                              ------------------------------
                              Bruce F. Failing, Jr.


Dated: July 30, 1996
                              s/Leigh Q. Failing
                              -----------------------------
                              Leigh Q. Failing, individually
                              and as Trustee of The Failing
                              Trust


Dated: July 30, 1996
                              s/Elizabeth F. Failing
                              -----------------------------
                              Elizabeth F. Failing, as Trustee
                              of The Failing Trust